UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 21, 2010

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-7700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 21, 2010, City National Corporation (the Corporation) held its annual meeting of stockholders at which the stockholders approved amendments to the Corporation’s 2008 Omnibus Plan and the Corporation’s Amended and Restated 2010 Variable Bonus Plan, each of which is effective immediately.  The amendments to the 2008 Omnibus Plan are described under Proposal 3 in the Corporation’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on March 11, 2010 (2010 Proxy Statement) and the 2010 Variable Bonus Plan is described under Proposal 4 in the 2010 Proxy Statement, each of which description is incorporated into this item 5.02 by reference.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On April 21, 2010, the Corporation held its annual meeting of stockholders. The Corporation’s stockholders approved each of the five proposals detailed in the Corporation’s 2010 Proxy Statement.

Proposal 1

The election of three Class II directors for a term expiring in 2013:

Name	For	Withheld	Broker Non-Vote

Russell Goldsmith	43,440,070	2,266,160	3,029,353
Robert H. Tuttle	43,568,406	2,137,824	3,029,353
Ronald L. Olson	41,051,736	4,654,494	3,029,353

Proposal 2

Ratification of the selection of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Vote

48,481,756	200,351	53,476	—

Proposal 3

Amendment of the 2008 Omnibus Plan:

For	Against	Abstain	Broker Non-Vote

28,255,104	17,363,120	88,006	3,029,353

Proposal 4

Approval of the Corporation Amended and Restated 2010 Variable Bonus Plan:

For	Against	Abstain	Broker Non-Vote

45,617,857	3,013,542	104,184	—

Proposal 5

Stockholder proposal regarding declassification of the Board of Directors:

For	Against	Abstain	Broker Non-Vote

22,890,547	22,306,323	509,360	3,029,353

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

April 27, 2010	By: /s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President, General Counsel and Corporate Secretary